Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ronald S. McIntyre, certify that:

1.      I have reviewed the annual report on Form 10-K of Hyperview Ltd. (“Hyperview ”);

2.      Based on my knowledge, the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report;

3.      Based on my knowledge, the financial statements, and other financial information included in the annual report, fairly present in all material respects the financial condition, results of operations and cash flows of  Hyperview  as of, and for, the periods presented in the annual report;

4.      I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Hyperview and we have: a) designed such disclosure controls and procedures to ensure that material information relating to Hyperview , including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the annual report is being prepared; b) evaluated the effectiveness of Hyperview disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and c) presented in the annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.     Hyperview’s other certifying officers and I (same person) have disclosed, based on my most recent evaluation, to Hyperview ’s auditors and the audit committee of Hyperview ’s board of directors (or persons performing the equivalent function): a) all significant deficiencies in the design or operation of internal controls which could adversely affect Hyperview ’s ability to record, process, summarize and report financial data and have identified for Hyperview ’s auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in Hyperview ’s internal controls; and

6.      I have indicated in the annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 21, 2010

s/ Ronald S. McIntyre
Name:	Ronald S. McIntyre
Title:	Chairman, President,
Chief Executive and
Chief Financial Officer
(Principal Executive and Financial Officer)